EXHIBIT 10.5

SECURED PROMISSORY NOTE

$2,000,000	June __, 2017

For value received, Petro River Oil Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of Petro Exploration Funding, LLC or its registered assigns (the “Holder”), at the address of c/o 20 E 20th Street, New York, New York, NY 10003, the principal sum of $2,000,000 on the dates specified herein, with interest as specified herein.

This Note is subject to the following additional provisions, terms and conditions:

ARTICLE 1. DEFINITIONS.

Section 1.1. Definitions. Defined terms used herein but not defined shall have the meaning ascribed in the Securities Purchase Agreement dated June 13, 2017 (the “Purchase Agreement”) between the Company and Holder.

Section 1.2. Certain Definitions

“Applicable Rate” means 10% per annum.

“Bankruptcy Law” means Title 11, United State Code or any similar federal or state law for the relief of debtors.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in New York, New York.

  “Collateral” shall have the meaning ascribed in the Security Agreement.

“Default Rate” means 18% per annum.

“Distribution Event” means any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Company or its property, or any proceeding for voluntary or involuntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy.

 “Maturity Date” means June 30, 2020.

“Maximum Rate” means the maximum nonusurious interest rate permitted under applicable law.

“Note” means this Promissory Note made by the Company payable to the Holder, together with all amendments and supplements hereto, all substitutions and replacements hereof, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers hereof from time to time.

 “Proceeds” has the meaning set forth in the Uniform Commercial Code in the State of New York.

“Security Agreement” means the Security Agreement dated as of the date hereof between the Company and Holder.

“Transfer” has the meaning set forth in Section 4.2(b).

ARTICLE 2. BASIC TERMS.

Section 2.1. Principal.

(a) Scheduled Repayment. To the extent not previously paid, the entire unpaid principal balance of this Note shall be due and payable on the Maturity Date.

(b)           Prepayment.                                Upon five days’ prior written notice, the Company may make voluntary prepayments in whole or in part of the unpaid principal hereunder from time to time at without penalty or premium.

Section 2.2. Interest.

(a) The Company agrees to pay interest in respect of the unpaid principal amount of this Note at a rate per annum equal to the lesser of the Applicable Rate or the Maximum Rate. Upon the occurrence and during the continuance of an Event of Default, which has not been cured, the Company agrees to pay during the period of the continuance of such Event of Default interest on the unpaid principal amount of this Note at a rate per annum equal to the lesser of the Default Rate and the Maximum Rate.

(b) Interest payments shall be paid on June 1, 2018, and each 6 month anniversary thereafter until earlier of (i) outstanding principal balance of this Note shall be paid in full or the Maturity Date.

(c) Interest shall be calculated on the basis of a 365-day year.

Section 2.3. Payments in General. All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. If any payment (whether of principal, interest or otherwise) on this Note is due on a day which is not a Business Day, such payment shall be due and payable on the next succeeding Business Day. All payments under this Note shall be made by wire transfer or check in accordance with Holder’s instructions.

Section 2.4. Surrender of Note on Transfer. This Note shall, as a condition to transfer, be surrendered to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note, and with the same terms and conditions as this Note. In case the entire principal amount of this Note is prepaid, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

Section 2.5. Security. To secure the indebtedness evidenced by this Note, all interest hereon, and all other fees and expenses related to the loan evidenced by this Note, including all costs and expenses incurred by Holder in the collection of the foregoing, the Company hereby grants to Holder a security interest as set forth in the Security Agreement.

Section 2.6. Covenants.

(a) The Company agrees to pay all obligations when due and perform fully all of the Company’s duties under and in connection with this Note.

(b) The Company agrees to (i) take all actions reasonably requested by Holder to perfect for Holder a first priority security interest in the Inventory, and (ii) refrain from encumbering, or, other than in the ordinary course of business consistent with past practice, selling any of the Collateral, or permitting the Collateral or any interest in the Collateral to be encumbered, or seized, or, other than in the ordinary course of business consistent with past practice, transferred or otherwise disposed of.

ARTICLE 3. DEFAULT AND REMEDIES.

Section 3.1. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in the payment of principal or interest on the Note when the same becomes due and payable;

(b) the Company defaults in the punctual performance of any other obligation, covenant, term or provision contained in this Note; or

(c) the Company (i) commences a voluntary case concerning itself under any Bankruptcy Law now or hereafter in effect, or any successor thereof; (ii) is the object of an involuntary case under any Bankruptcy Law; or (iii) commences any Distribution Event or is the object of an involuntary Distribution Event.

Section 3.2. Remedies.

(a) If an Event of Default (other than an Event of Default under Section 3.1(c)) shall occur, the Holder may declare by notice in writing given to the Company, the entire unpaid principal amount of the Note, together with accrued but unpaid interest thereon, to be immediately due and payable, in which case the Note shall become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

(b) If an Event of Default under Section 3.1(c) shall occur, the entire unpaid principal amount of the Note, together with accrued but unpaid interest thereon, shall automatically become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

(c) If any Event of Default shall have occurred, the Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, and take any of the following actions (but it is expressly agreed and acknowledged that the Holder is under no duty to take any such actions):

(i)           require the Company to give possession or control of the Collateral to the Holder;

(ii)           take control of Proceeds (as defined in the Security Agreement) and use any such cash Proceeds to reduce any part of the indebtedness evidenced by this Note, all interest hereon or related fees and expenses;

(iii)           sell, or instruct any agent or broker to sell, all or any part of the Collateral in a public or private sale and apply all proceeds to the payment or other satisfaction of the indebtedness evidenced by this Note, all interest hereon or related fees and expenses in such order and manner as the Holder shall, in its discretion, choose;

(iv)           take any action the Company is required to take or any other necessary or desirable action to obtain, preserve, and enforce this Note, and to maintain and preserve the Collateral, without notice to the Company;

(v)           transfer any of the Collateral, or evidence thereof, into the Holder’s own name or that of its nominee and receive the Proceeds therefrom and hold the same as security for the indebtedness evidenced by this Note, interest hereon and related fees and expenses, or apply the same thereon;

(vi)           take control of funds generated by the Collateral , and use such funds to reduce any part of the indebtedness evidenced by this Note, interest hereon or related fees and expenses; and

(vii)           exercise all other rights that a secured creditor may exercise with respect to any of the Collateral.

ARTICLE 4. MISCELLANEOUS.

Section 4.1.  Amendment. This Note may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Holder and the Company.

Section 4.2. Successors and Assigns.

(a) The rights and obligations of the Company and the Holder under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Company and the Holder, and their respective permitted successors and assigns.

(b) The Company may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in or delegate (collectively “Transfer”) any of its rights or obligations under this Note unless the Holder has granted its prior written consent and any such purported Transfer by the Company without obtaining such prior written consent shall be null and void ab initio.

Section 4.3. Defenses. Except as expressly set forth herein, the obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 4.4. Replacement of Note. Upon receipt by the Company of evidence, satisfactory to it, of the loss, theft, destruction, or mutilation of this Note and (in the cases of loss, theft or destruction) of any indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 4.4 shall be dated as of the date of this Note.

Section 4.5. Attorneys’ and Collection Fees. Each party will bear its own fees and expenses incurred in connection with the preparation, execution and performance of this Note and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Notwithstanding the foregoing, in the event this Note shall not be paid when due and payable (whether upon demand, by acceleration or otherwise), the Company shall be liable for and shall pay to Holder all collection costs and expenses incurred by Holder, including reasonable attorney’s fees.

Section 4.6. Governing Law. This Note and the validity and enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

Section 4.7. Waivers. Except as may be otherwise provided herein, the makers, signers, sureties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the Holder.

Section 4.8. No Waiver by Holder. No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 4.9. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at times in good faith assist in the carrying out of all the provisions of this Note.

Section 4.10. Limitation on Interest. Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Holder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to the Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and the Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note and all other agreements between the Company and the Holder.

Section 4.11. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 4.12. Construction. This Note has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Note. Unless the context requires otherwise, any agreements, documents, instruments or laws defined or referred to in this Note will be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of laws, by succession of comparable successor statutes. All references in this Note to any particular law will be deemed to refer also to any rules and regulations promulgated under that law. The words “include, “includes” and “including will be deemed to be followed by “without limitation.” The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise. References to a Person are also to its permitted successors and assigns. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise. When a reference in this Note is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Note unless otherwise indicated. The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited.

Section 4.13. Right of Setoff. Notwithstanding the terms of this Note or any other agreement or document, the Holder and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Company, any such notice being expressly waived by the Company, to set off and appropriate and apply any and all obligations and indebtedness (in whatever currency) at any time owing by the Holder or such affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Note to the Holder or its affiliates, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Holder or its affiliates shall have made any demand under this Note and although such obligations of the Company are owed to a subsidiary, office or affiliate of the Holder different from the subsidiary, office or affiliate obligated on such obligations or indebtedness. The rights of the Holder and its affiliates under this Section 4.13 are in addition to other rights and remedies (including other rights of set-off) that the Holder or such affiliates may have. The Holder agrees to notify the Company promptly after any such set off and appropriation and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

[Signature Page Follows]

EXECUTED as of the date first written above.

PETRO RIVER OIL CORP.

By:_________________________________
Stephen Brunner
President

The Holder hereby accepts this Note this ___ day of June, 2017

PETRO EXPLORATION FUNDING, LLC

By: ________________________________
Scot Cohen
 Manager

SIGNATURE PAGE TO SECURED PROMISSORY NOTE